Exhibit 99.1

Gulfport Energy Corporation Announces Proposed Acquisition of Additional Utica Acreage

OKLAHOMA CITY, February 11, 2013 — Gulfport Energy Corporation (Nasdaq: GPOR) today announced its proposed acquisition of additional working interests in the Utica Shale in Eastern Ohio.

Utica Shale

Gulfport has entered into a definitive agreement to purchase approximately 22,000 net acres in the Utica Shale in Eastern Ohio from Windsor Ohio LLC, an affiliate of Wexford Capital LP, for approximately $220 million, increasing Gulfport’s leasehold interests in the Utica Shale to approximately 137,000 gross (128,000 net) acres. This acquisition excludes Windsor Ohio’s interest in 14 existing wells and 16 proposed future wells and certain acreage surrounding these wells. The proposed transaction, which is expected to close prior to the end of February 2013, will increase Gulfport’s working interest in the acreage to 93.8%. After giving effect to this acquisition, Gulfport currently estimates that its 2013 net production will be approximately 21,370 to 22,192 barrels of oil equivalent per day. Gulfport will continue to serve as operator of its acreage in the Utica Shale. The transaction was approved by a special committee of Gulfport’s Board of Directors. Tudor Pickering Holt & Co acted as advisor to the special committee. In December 2012, Gulfport acquired approximately 37,000 net acres in the Utica Shale from Windsor Ohio LLC.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast. Gulfport has also acquired acreage positions in the Utica Shale of Eastern Ohio and the Niobrara Formation of Western Colorado. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC and has interests in entities that operate in the Permian Basin in West Texas and in Southeast Asia, including the Phu Horm gas field in Thailand.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport or Grizzly expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s or Grizzly’s business and operations, including Gulfport’s pending acquisition of additional working interests in the Utica Shale in Eastern Ohio, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport and Grizzly in light of their experience and perception of historical trends, current conditions and expected future developments as well as other factors they believe are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s and Grizzly’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport or Grizzly; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport or Grizzly. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport and Grizzly will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Investor & Media Contact:

Paul K. Heerwagen IV

Investor Relations

405-242-4888